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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 13, 1997, relating to the consolidated financial statements of AlphaNet Solutions, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "'Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."


PRICE WATERHOUSE LLP
Morristown, NJ
February 27, 1997